UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 25, 2005

Penn Engineering & Manufacturing Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5356	23-0951065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1000, Danboro, Pennsylvania	18916
(Address of Principal Executive Offices)	(Zip Code)

(215) 766-8853

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 25, 2005, pursuant to the Agreement and Plan of Merger, dated as of January 17, 2005, by and among Penn Engineering & Manufacturing Corp., a Delaware corporation (the “Company”), PN Merger Sub, Inc., a Delaware corporation (“Sub”), and PEM Holding Co., a Delaware corporation (“PEM”), as amended by the Amendment thereto, dated as of May 10, 2005 (the “Merger Agreement”), the Company announced that it had closed its merger pursuant to the Merger Agreement. In accordance with the Merger Agreement, Sub, a subsidiary of PEM, was merged with and into the Company with the Company being the surviving corporation (the “Merger”). As a result of the Merger, the Company became a wholly owned subsidiary of PEM, and the shares of the Company’s common stock and class A common stock (other than shares held by dissenting shareholders that have perfected appraisal rights) were converted into the right to receive $18.25 per share in cash.

As a result of the Merger, the Company’s common stock and class A common stock (the “Shares”) will no be longer traded on the New York Stock Exchange, and the Company has filed a Form 15 with the Securities and Exchange Commission to deregister the Shares.

On May 25, 2005, the Company issued a press release announcing that (1) the Company’s stockholders approved and adopted the Merger Agreement and the related Merger and (2) the Merger was completed. The text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this item.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed as part of this report:

Exhibit Number	Description
Exhibit 99.1	Press Release dated May 25, 2005 issued by Penn Engineering & Manufacturing Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN ENGINEERING & MANUFACTURING CORP.

Date: May 25, 2005	By:	/s/ William Shockley
William Shockley
Chief Executive Officer
and President

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release dated May 25, 2005 issued by Penn Engineering & Manufacturing Corp.